CERTIFICATE OF CORRECTION

                       FILED TO CORRECT CERTAIN ERRORS IN
                          THE CERTIFICATE OF AMENDMENT
                                       OF
                        THE CERTIFICATE OF INCORPORATION
                                       OF
                          COMMUNITY DISTRIBUTORS, INC.
                            FILED NOVEMBER 17, 1992


          COMMUNITY DISTRIBUTORS, INC., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware, DOES HEREBY CERTIFY:

          1. This Certificate of Correction is being filed to correct errors in the Certificate of Amendment to the Certificate of Incorporation filed November 17, 1992. The errors to be corrected are in reporting the status of the issuance of stock of the Corporation, the manner of approval and the section number of the General Corporation Law of the State of Delaware under which the Certificate of Amendment was filed.

          2. The Certificate of Amendment to the Certificate of Incorporation filed on November 17, 1992 should have read as follows:

          FIRST:    That the corporation has issued shares of its stock.

          SECOND:   That the Board of Directors and the Shareholders of said
corporation, at a duly called and convened joint meeting held on November 2, 1992 at which a quorum of Directors and a quorum of Shareholders were present and acting throughout, adopted the following resolution:

          RESOLVED, that Article FOURTH of the Certificate of Incorporation of Community Distributors, Inc. be amended to read as follows:

               FOURTH:   The total number of shares of stock which this
corporation is authorized to issue is: one thousand (1,000) shares of the par value of One Cent ($.01) each, amounting to Ten Dollars ($10.00).

          THIRD:    That the aforesaid amendment was duly adopted in accordance with the applicable provisions of Section 242 of the General Corporation Law of the State of Delaware.

          IN WITNESS WHEREOF, said corporation has caused this Certificate to be signed and attested this 30th day of January, 1995 by its duly elected and authorized officers, Jules Siegel, Chairman, and Martin G. Daffner, Secretary, respectively, who affirm that the statements made herein are true and correct under the penalties of perjury.


                                        /s/ Jules Siegel
                                        ----------------------
                                        Jules Siegel, Chairman



Attest:

/s/ Martin G. Daffner
----------------------------
Martin G. Daffner, Secretary

   STATE OF DELAWARE
   SECRETARY OF STATE
DIVISION OF CORPORATIONS
FILED 09:00 AM 11/17/1992
   923225014 - 2054182

                            CERTIFICATE OF AMENDMENT
                                       OF
                        THE CERTIFICATE OF INCORPORATION
                                       OF
                          COMMUNITY DISTRIBUTORS, INC.

          COMMUNITY DISTRIBUTORS, INC., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware, DOES HEREBY CERTIFY:

          FIRST:    That the corporation has not received any payment for any
of its stock.

          SECOND:   That the Board of Directors of said corporation; by
unanimous written consent given in accordance with Section 141(f) of the General Corporation Law of the State of Delaware, adopted the following resolution:

          RESOLVED that the Board of Directors hereby amends Article FOURTH of the Certificate of Incorporation to read as follows:

          FOURTH:   The total number of shares of stock which this corporation is authorized to issue is: one thousand (1,000) shares of the par value of One Cent ($.01) each, amounting to Ten Dollars ($10.00).

          THIRD:    That the aforesaid amendment was duly adopted in accordance with the applicable provisions of Sections 241 and 141(f) of the General Corporation Law of the State of Delaware.

          FOURTH:   That the capital of said corporation will not be reduced
under or by reason of said amendment.

          IN WITNESS WHEREOF, said corporation has caused this Certificate to be signed by Jules Siegel, President, and attested by Martin G. Daffner, its Secretary, this 13th day of November, 1992.


                                        /s/ Jules Siegel
                                        -----------------------------------
                                        President


                                        /s/ Martin G. Daffner
                                        -----------------------------------
                                        Secretary


Attested By:

                              8 5 0 2 3 4 0 1 8 0

                                                            F I L E D
                                                           AUG 22, 1985

                            CERTIFICATE OF AMENDMENT
                                       OF                 Michael Harkins
                          COMMUNITY DISTRIBUTORS, INC.   SECRETARY OF STATE


          COMMUNITY DISTRIBUTORS, INC., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware, DOES HEREBY CERTIFY:

          FIRST:    That the corporation has not received any payment for any
of its stock.

          SECOND:   That the Board of Directors of said corporation, by
unanimous written consent given in accordance with Section 141(f) of the General Corporation Law of the State of Delaware, adopted the following resolution:

          RESOLVED that the Board of Directors hereby amends Article FOURTH of the Certificate of Incorporation to read as follows:

          FOURTH: The total number of shares of stock which this corporation is authorized to issue is: Ten Million (10,000,000) shares of the par value of One Cent ($.01) each, amounting to One Hundred Thousand Dollars ($100,000.00).

          THIRD:    That the aforesaid amendment was duly adopted in
accordance with the applicable provisions of Sections 241 and 141(f) of the General Corporation Law of the State of Delaware.

          FOURTH:   That the capital of said corporation will not be reduced
under or by reason of said amendment.

          IN WITNESS WHEREOF, said corporation has caused this Certificate to be signed by Jules Siegel, President, and attested by Martin G. Daffner, its Secretary, this 20th day of August , A.D. 1985.

                                             /s/ Jules Siegel
                                             -------------------------------
                                             President


                                             /s/ Martin G. Daffner
                                             -------------------------------
                                             Secretary


Attested By:

8 5 0 2 9 5 0 0 0 1                                         F I L E D
                                                           OCT 22 1985
                                                          Michael Harkins
                                                         Secretary of State

                          AGREEMENT AND PLAN OF MERGER
                          ----------------------------

          AGREEMENT made and entered into as of this 19th day of October 1985, by and between COMMUNITY DISTRIBUTORS, INC., a corporation organized under the laws of the State of Delaware, party of the first part; COMMUNITY DISTRIBUTORS, INC., a corporation organized under the laws of the State of New Jersey, party of the second part; and WATAJAM, Inc., a corporation organized under the laws of the State of New Jersey, party of the third part; and WATAJUL, INC., a corporation organized under the laws of the State of New Jersey, party of the fourth part.

          WHEREAS, the registered office of Community Distributors, Inc., a corporation organized under the laws of the State of Delaware, is Corporation Service Company, 4305 Lancaster Pike, Wilmington, Delaware, and is the agent therein and upon whom process against said corporation may be served within said State, and the principal office is located at 251 Industrial Parkway, Branchburg, New Jersey, and

          WHEREAS, the principal and registered office of Community Distributors, Inc., a corporation organized under the laws of the State of New Jersey, is 251 Industrial Parkway, Branchburg, New Jersey, and Jules J. Siegel is the agent therein and upon whom process against said corporation may be served within said State, and

          WHEREAS, the principal and registered office of Watajam, Inc., a corporation organized under the laws of the State of New Jersey, is at 251 Industrial Parkway, Branchburg, New Jersey, and Jules J. Siegel is the agent therein, and upon whom process against said corporation may be served within said State, and

          WHEREAS, the principal and registered office of Watajul, Inc., a corporation organized under the laws of the State of New Jersey, is at 251 Industrial Parkway, Branchburg, New Jersey, and Jules J. Siegel is the agent therein, and upon whom process against said corporation may be served within said State, and

          WHEREAS, Community Distributors, Inc., a corporation organized under the laws of the State of Delaware under the Certificate of Incorporation of the Secretary of State of Delaware on 22 August 1985, has an authorized capital stock of One Hundred Thousand ($100,000.00) Dollars, divided into Ten Million (10,000,000) shares of the par value of $0.01, all of which are common stock; there have been duly issued and there are now outstanding certificates for Three Million Six Hundred Thousand (3,600,000) shares of said common stock, and

          WHEREAS, Community Distributors, Inc., a corporation organized under the laws of the State of New Jersey under the Certificate of Incorporation of said company filed and recorded in the office of the Secretary of State of New Jersey on 6 October, 1966 and recorded in the office of the Clerk of Middlesex County on 10 October 1966 and has a total authorized capital stock of One Thousand (1,000) shares of no par value, all of which are common stock; and there have been duly issued and are now outstanding certificates for One Hundred (100) shares of said common stock, and

          WHEREAS, Watajam, Inc., a corporation organized under the laws of the State of New Jersey, under the Certificate of Incorporation of said company filed and recorded in the office of the Secretary of State of New Jersey on 15 May 1981 is authorized to issue One Thousand (1000) shares of stock with no par value, all of which are common stock and there have been duly issued and are now outstanding certificates for One Hundred (100) shares of said common stock, and

          WHEREAS, Watajul, Inc., a corporation organized under the laws of the State of New Jersey, under the Certificate of Incorporation of said company filed and recorded in the office of the Secretary of State of New Jersey on 5 April 1983 has the authority to issue One Hundred (100) shares of stock without par value, all of which are common stock, and there have been duly issued and are now outstanding certificates for One Hundred (100) shares of said common stock, and

          WHEREAS, the abovementioned corporations are organized for the purpose of carrying on business of the same or of a similar nature, and

          WHEREAS, the respective corporations deem it advisable, to the end that greater efficiency and economy of management may be accomplished and otherwise and generally to the advantage and welfare of said corporations and their several and respective stockholders, to merge said corporations under the pursuant to the provisions of Section 252 of the Delaware General Corporation Law and New Jersey Statutes Annotated 14A:10-7.

          NOW, THEREFORE, in consideration of the promises and mutual agreements, provisions, covenants and grants herein contained, it is hereby agreed by and between said parties hereto, in accordance with said Section 252 of the Delaware General Corporation Law and the provisions of New Jersey Statutes Annotated 14A:10-7 that Community Distributors, Inc., a corporation organized under the laws of the State of New Jersey, Watajam, Inc., a corporation organized under the laws of the State of New Jersey, and Watajul, Inc., a corporation organized under the State of New Jersey, are hereby merged into said Community Distributors, Inc., a corporation organized under the laws of the State of Delaware.

          AND THE PARTIES HERETO BY THESE PRESENTS, agree and to prescribe the terms and conditions of said merger and the mode of carrying same into effect, which terms and conditions and mode of carrying the same into effect the said parties hereto do mutually and severally agree and covenant to observe, keep and perform, that is to say:

          ARTICLE I. The name of the surviving corporation is and shall remain Community Distributors, Inc., a corporation organized under the laws of the State of Delaware, the same being hereinafter called "Community Distributors, Inc."

          ARTICLE II. The number, names and places of residence of the first directors of said Community Distributors, Inc., who shall hold office until their successors be chosen according to the by-laws of said corporation, are as follows:

1.   Jules J. Siegel
2.   Arlene L. Siegel
3.   Martin G. Daffner
4.   Anthony L. Marhan, Jr.
5.   Dr. Edward J. Bloustein
6.   Dr. Jude West
7.   Willard A. Faith

          The first officers of said Community Distributors, Inc. shall be a President, Treasurer and Secretary; and their names are as follows:

President, Jules J. Siegel
Treasurer, Anthony L. Marhan, Jr.
Secretary, Martin G. Daffner

          ARTICLE III. The capital stock of said Community Distributors, Inc. is and shall be One Hundred Thousand ($100,000.00) Dollars, divided into Ten Million (10,000,000) shares of par value of $0.01 each, all of which are and shall be common stock. The rights, terms and conditions of the shares of said common stock issued and to be issued shall be the same as those of the shares of the common stock of the present Community Distributors, Inc., a Delaware corporation, now outstanding, as set forth in the Certificate of Incorporation filed in the office of the Secretary of State of Delaware on 5 February 1985 as amended 22 August 1985.

         ARTICLE IV. The manner of converting the capital stock of the corporations, parties hereto, into the capital stock of Community Distributors, Inc. shall be as follows: all the present holders of stock of Community Distributors, Inc., a corporation organized under the laws of the State of New Jersey; Watajam, Inc., a corporation organized under the laws of the State of New Jersey, and Watajul, Inc., a corporation organized under the laws of the State of New Jersey, shall surrender all the shares of stock they now hold in the respective corporations to the surviving corporation, Community Distributors, Inc., a corporation organized under the laws of the State of Delaware and receive in exchange therefor One ($1.00) Dollar for each share of stock surrendered.

          ARTICLE V. The corporate names and organization of Community Distributors, Inc., a corporation organized under the laws of the State of New Jersey, Watajam, Inc., a corporation organized under the laws of the State of New Jersey, and Watajul, Inc., a corporation organized under the laws of the State of New Jersey, except insofar as the same shall continue by statute or may be requisite for the carrying out of the purposes of this agreement, shall cease upon the effective date of this merger.

          ARTICLE VI. The Certificate of Incorporation and By-laws of the said Community Distributors, Inc. shall be the present Certificate of Incorporation and by-laws of the said Community Distributors, Inc., a corporation organized under the laws of the State of Delaware, until changed or amended as provided therein.

         ARTICLE VII. Upon the consummation of the act of merger herein provided for, all and singular the rights, privileges, powers and franchises of each of said corporations and all property, real, personal and mixed, and all debts due on whatever accounts, as well as for stock subscriptions as all other things in action or belong to each of said corporations shall be vested in Community Distributors, Inc.; and all property, rights, privileges, powers and franchises, and all and every other interest of the four corporations, parties hereto, shall hereafter be as effectually the property of said Community Distributors, Inc., a corporation organized under the laws of the State of Delaware as they were of the several and respective corporations, parties hereto, and the title to any and all real estate, whether by deed or otherwise vested in any of said corporation, shall not revert nor be in any way impaired by reason of the said merger, provided that all rights of creditors and all liens upon the property of any and all of said corporations, parties hereto, shall be preserved, unimpaired, and the respective corporations, parties hereto, may be deemed to continue in existence in order to preserve the same; that all debts, liabilities and duties of either of said corporations, parties hereto, shall forthwith attach to said Community Distributors, Inc. and may be enforced against it to the same extent as if said debts, liabilities and duties had been incurred or contracted by it, it being expressly provided that the merger of the corporations, parties hereto, shall not in any manner impair the rights of any creditor or creditors of any of said corporations. If at any time the said Community Distributors, Inc., shall deem or be advised that any further assignments, assurances in the law, or things are necessary or desirable to vest in said Community Distributors, Inc., the title to any property of the corporations merged into Community Distributors, Inc., and its proper officers and directors shall and will execute all proper assignment and assurances in the law, and do all things necessary or proper to vest title to such property in the said Community Distributors, Inc. a corporation organized under the laws of the State of Delaware, and otherwise to carry out the purposes of this agreement.

          ARTICLE VIII. It is expressly declared that said Community Distributors, Inc., a corporation organized under the laws of the State of Delaware, shall be and said corporation hereby covenants that, as merged, it shall be subject to the remedies and liabilities in such case provided in the general corporation laws of the State of Delaware.

          ARTICLE IX. Community Distributors, Inc., a corporation organized under the laws of the State of Delaware, shall pay all expenses of merger.

          ARTICLE X. The registered office of said Community Distributors, Inc., a corporation organized under the laws of the State of Delaware, is Corporation Service Company, 4305 Lancaster Pike, Wilmington, Delaware, upon whom process against said corporation may be served within the State of Delaware. The principal office of the said Community Distributors, Inc., a corporation organized under the laws of the State of Delaware, is 251 Industrial Parkway, Branchburg, New Jersey.


          ARTICLE XI. This agreement shall be submitted to the stockholders of each of the corporations, parties hereto, as provided by law, and shall take effect and be deemed and taken to be the agreement and act of merger of said corporations upon 22 October 1985, provided that prior thereto the holders of all the shares of the capital stock of each of said corporations and upon the doing of such other things as shall be required by the General Corporation Law of the State of Delaware and New Jersey Statutes Annotated 14A:1-1 et seq.

          IN WITNESS WHEREOF, the said corporations, parties to this agreement, have caused their respective corporate seals to be hereunto affixed and these presents to be signed by their respective Presidents and attested by their respective Secretaries, all thereunto duly authorized, have hereunto set their hands and seals as of the date and year first abovementioned.



ATTEST:                                  COMMUNITY DISTRIBUTORS, INC.,
                                         a corporation organized under the laws
                                         of the State of Delaware

/s/ Martin G. Daffner                    By:  /s/ Jules J. Siegel
---------------------------------           --------------------------------
Martin G. Daffner, Secretary                  Jules J. Siegel, President

ATTEST:                                  COMMUNITY DISTRIBUTORS, INC.,
                                         a corporation organized under the laws
                                         of the State of New Jersey

/s/ Martin G. Daffner                    By:  /s/ Jules J. Siegel
---------------------------------           --------------------------------
Martin G. Daffner, Secretary                  Jules J. Siegel, President


ATTEST: WATAJAM, INC., a corporation organized under the laws of the State of New Jersey

/s/ Martin G. Daffner                    By: /s/ Jules J. Siegel
---------------------------------           --------------------------------
Martin G. Daffner, Secretary                  Jules J. Siegel, President



ATTEST: WATAJUL, INC., a corporation organized under the laws of the State of New Jersey

/s/ Martin G. Daffner                    By: /s/ Jules J. Siegel
---------------------------------           --------------------------------
Martin G. Daffner, Secretary                  Jules J. Siegel, President


           CERTIFICATE OF SECRETARY OF COMMUNITY DISTRIBUTORS, INC.
           ---------------------------------------------------------
        a corporation organized under the laws of the State of Delaware.

          I, MARTIN G. DAFFNER, Secretary of Community Distributors, Inc., a corporation organized under the laws of the State of Delaware, do hereby certify in accordance with provision of:

          1. That the foregoing agreement for merger of said company and Community Distributors, Inc., a corporation existing under the laws of the State of New Jersey was authorized and consented to by the directors of said Community

Distributors, Inc., a corporation organized under the laws of the State of Delaware at a duly convened meeting called for that purpose.

          2. That said agreement was duly submitted to the stockholders of said Community Distributors, Inc., a corporation organized under the laws of the State of Delaware, at a meeting thereof called for the purpose of taking the same into consideration, upon the signed waiver of notice of time, place and object thereof signed by the holders of all outstanding shares of stock of said corporation.

          3. That said agreement was considered by the stockholders at said meeting and a vote of the stockholders was taken by ballot for the adoption or rejection of such agreement and the stockholders unanimously voted in favor of the adoption of said agreement.

          4. That the registered office of Community Distributors, Inc., a corporation organized under the laws of the State of Delaware is Corporation Service Company, 4305 Lancaster Pike, Wilmington, Delaware, upon whom process against said company may be served within the State of Delaware and that the principal office of Community Distributors, Inc., a corporation organized under the laws of the State of Delaware is 251 Industrial Parkway, Branchburg, New Jersey.

          IN WITNESS WHEREOF, I have hereunto signed my name as Secretary and affixed the seal of said Community Distributors, Inc., a corporation organized under the laws of the State of Delaware, this 19th day of October, 1985.


                                        /s/ Martin G. Daffner
                                        --------------------------------
                                        Martin G. Daffner, Secretary


            CERTIFICATE OF SECRETARY OF COMMUNITY DISTRIBUTORS, INC.
            --------------------------------------------------------
       a corporation organized under the laws of the State of New Jersey


          I, MARTIN G. DAFFNER, Secretary of Community Distributors, Inc., a corporation organized under the laws of the State of New Jersey, do hereby certify in accordance with provision of:

          1. That the foregoing agreement for merger of said company and Community Distributors, Inc., a corporation existing under the laws of the State of Delaware was authorized and consented to by the directors of said Community Distributors, Inc., a corporation organized under the laws of the State of New Jersey at a duly convened meeting called for that purpose.

         2. That said agreement was duly submitted to the stockholders of said Community Distributors, Inc., a corporation organized under the laws of the State of New Jersey at a meeting thereof called for the purpose of taking the same into consideration, upon the signed waiver of notice of time, place and object thereof signed by the holders of all outstanding shares of stock of said corporation.

          3. That said agreement was considered by the stockholders at said meeting and a vote of the stockholders was taken by ballot for the adoption or rejection of such agreement and the stockholders unanimously voted in favor of the adoption of said agreement.

         4. That the registered office of Community Distributors, Inc., a corporation organized under the laws of the State of New Jersey is 251 Industrial Parkway, Branchburg, New Jersey, and Jules J. Siegel is the agent therein, and in charge thereof, upon whom process against said company may be served within said state.

         IN WITNESS WHEREOF, I have hereunto signed my name as Secretary and affixed the seal of said Community Distributors, Inc., a corporation organized under the laws of the State of New Jersey, this 19th day of October, 1985.


                                   /s/ Martin G. Daffner
                                   -------------------------------
                                   Martin G. Daffner, Secretary


                   CERTIFICATE OF SECRETARY OF WATAJAM, INC.
                   -----------------------------------------
       a corporation organized under the laws of the State of New Jersey

          I, MARTIN G. DAFFNER, Secretary of Watajam, Inc., a corporation organized under the laws of the State of New Jersey, do hereby certify in accordance with provision of:

          1. That the foregoing agreement for merger of said company and Community Distributors, Inc., a corporation existing under the laws of the State of Delaware was authorized and consented to by the directors of said
Watajam, Inc., a corporation organized under the laws of the State of New Jersey at a duly convened meeting called for that purpose.

         2. That said agreement was duly submitted to the stockholders of said Watajam, Inc., a corporation organized under the laws of the State of New Jersey at a meeting thereof called for the purpose of taking the same into consideration, upon the signed waiver of notice of time, place and object thereof signed by the holders of all outstanding shares of stock of said corporation.

         3. That said agreement was considered by the stockholders at said meeting and a vote of the stockholders was taken by ballot for the adoption or rejection of such agreement and the stockholders unanimously voted in favor of the adoption of said agreement.

         4. That the registered office of Watajam, Inc., a corporation organized under the laws of the State of New Jersey is 251 Industrial Parkway, Branchburg, New Jersey, and Jules J. Siegel is the agent therein, and in charge thereof, upon whom process against said company may be served within said state.

         IN WITNESS WHEREOF, I have hereunto signed my name as Secretary and affixed the seal of said Watajam, Inc., a corporation organized under the laws of the State of New Jersey, this 19th day of October, 1985.


                                                /s/ Martin G. Daffner
                                                ----------------------------
                                                Martin G. Daffner, Secretary

                   CERTIFICATE OF SECRETARY OF WATAJUL, INC.,
                   ------------------------------------------
        a corporation organized under the laws of the State of New Jersey

         I, MARTIN G. DAFFNER, Secretary of Watajul, Inc., a corporation organized under the laws of the State of New Jersey, do hereby certify in accordance with provision of:

         1. That the foregoing agreement for merger of said company and Community Distributors, Inc., a corporation existing under the laws of the State of Delaware was authorized and consented to by the directors of said Watajul, Inc., a corporation organized under the laws of the State of New Jersey at a duly convened meeting called for that purpose.

          2. That said agreement was duly submitted to the stockholders of said Watajul, Inc., a corporation organized under the laws of the State of New Jersey at a meeting thereof called for the purpose of taking the same into consideration, upon the signed waiver of notice of time, place and object thereof signed by the holders of all outstanding shares of stock of said corporation.

          3. That said agreement was considered by the stockholders at said meeting and a vote of the stockholders was taken by ballot for the adoption or rejection of such agreement and the stockholders unanimously voted in favor of the adoption of said agreement.

          4. That the registered office of Watajul, Inc., a corporation organized under the laws of the State of New Jersey is 251 Industrial Parkway, Branchburg, New Jersey, and Jules J. Siegel is the agent therein, and in charge thereof, upon whom process against said company may be served within said State.

          IN WITNESS WHEREOF, I have hereunto signed my name as Secretary and affixed the seal of said Watajul, Inc., a corporation organized under the laws of the State of New Jersey, this 19th day of October, 1985.

                                   /s/ Martin G. Daffner
                                   ------------------------------
                                   Martin G. Daffner, Secretary

                                                           FILED FEBRUARY 5 1985
                                                              Michael Harkins
                                                            Secretary of State

                          CERTIFICATE OF INCORPORATION

                                     OF

                          COMMUNITY DISTRIBUTORS, INC.
                          ----------------------------

         FIRST. The name of this corporation shall be:

                          COMMUNITY DISTRIBUTORS, INC.

         SECOND. Its registered office in the State of Delaware is to be located at 4305 Lancaster Pike, in the City of Wilmington, County of New Castle 19805, and its registered agent at such address is CORPORATION SERVICE COMPANY.

         THIRD. The purpose or purposes of the corporation shall be:

         To engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.

         FOURTH. The total number of shares of stock which this corporation is authorized to issue is: Three Million Five Hundred Thousand (3,500,000) shares of the par value of One Cent ($.01) each, amounting to Thirty-Five Thousand Dollars ($35,000.00).

         FIFTH. The name and mailing address of the incorporator is as follows:

                  JANE S. KRAYER
                  Corporation Service Company
                  4305 Lancaster Pike
                  Wilmington, Delaware 19805

         SIXTH. The Board of Directors shall have the power to adopt, amend or repeal the by-laws.

         IN WITNESS WHEREOF, The undersigned, being the incorporator hereinbefore named, has executed, signed and acknowledged this certificate of incorporation this fifth day of February, A.D. 1985.


                                          /s/ Jane S. Krayer
                                          ----------------------
                                          Jane S. Krayer
                                          Incorporator

                       CERTIFICATE OF OWNERSHIP AND MERGER
                                     MERGING
                                  NEWRXCO, INC.
                                      INTO
                          COMMUNITY DISTRIBUTORS, INC.


         NEWRXCO, INC., a Delaware corporation (the "Corporation"), does hereby certify, pursuant to Section 253 of the General Corporation Law of the State of Delaware, to the following information relating to the merger (the "Merger") of the Corporation with and into COMMUNITY DISTRIBUTORS, INC., a Delaware corporation:

         1. The Corporation was incorporated on July 25, 1994, pursuant to and in accordance with the General Corporation Law of the State of Delaware.

         2. The Corporation owns 100% of the outstanding shares of common stock, par value $0.01 per share (the "Common Stock"), of Community Distributors, Inc. ("CDI"), a corporation incorporated on February 5, 1985, pursuant to and in accordance with the General Corporation Law of the State of Delaware.

         3. The Board of Directors of the Corporation unanimously consented on January 30, 1995 to the adoption of the following resolutions, which resolutions provided that the Corporation be merged with and into CDI and set forth the terms and conditions of the Merger:

RESOLVED:         That the Corporation merge itself with and into CDI, its
                  wholly-owned subsidiary, which corporation shall assume all of the obligations of the Corporation, and that said merger shall be effective upon filing a Certificate of Ownership and Merger with the Secretary of State of the State of Delaware (the
                  "Effective Time").

RESOLVED:         That, at the Effective Time, the Certificate of Incorporation
                  of CDI, as in effect immediately prior to the Effective Time, shall be the Certificate of Incorporation of the surviving corporation except that such certificate shall be amended by
                  (i) deleting Articles SECOND, FIFTH and SIXTH thereof in their entirety and (ii) by substituting in lieu thereof the following Articles SECOND, FIFTH and SIXTH:

                           SECOND: The address of its registered office in the State of Delaware is 1013 Centre Road in the City of Wilmington,

                           County of New Castle. The name of its registered agent at such address is Corporation Service Company.

                                                  * * *

                           FIFTH: The following provisions are inserted for the management of the business and for the conduct of the affairs of the corporation and for defining and regulating the powers of the corporation and its directors and stockholders and are in furtherance and not in limitation of the powers conferred upon the corporation by statute:

                                    (a) The election of directors need not be
                           by written ballot.

                                    (b) The Board of Directors shall have the
                           power and authority:

                                            (1) to adopt, amend or repeal
                           by-laws of the corporation, subject only to such limitation, if any, as may be from time to time imposed by law or by the by-laws; and

                                            (2) to the full extent permitted or
                           not prohibited by law, and without the consent of or other action by the stockholders, to authorize or create mortgages, pledges or other liens or encumbrances upon any or all of the assets, real, personal or mixed, and franchises of the corporation, including after-acquired property, and to exercise all of the powers of the corporation in connection therewith; and

                                            (3) subject to any provision of the
                           by-laws, to determine whether, to what extent, at what times and places and under what conditions and regulations the accounts, books and papers of the corporation (other than the stock ledger), or any of them, shall be open to the inspection of the stockholders, and no stockholder shall have any right to inspect any account, book or paper of the corporation except as conferred by statute or authorized by the by-laws or by the Board of Directors.

                           SIXTH: No director of the corporation shall be personally liable to the corporation or to any of its stockholders for monetary damages for breach of fiduciary duty as a director, notwithstanding any provision of law imposing such liability; provided, however, that to the extent required from time to time by applicable law, this Article Sixth shall not eliminate or limit the liability of a director, to the extent such liability is provided by applicable law, (i) for any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law,
                           (iii) under Section 174 of Title 8 of the Delaware Code, or (iv) for any transaction from which the director derived an improper personal benefit. No amendment to or repeal of this Article Sixth shall apply to or have any effect on the liability or alleged liability of any director for or with respect to any acts or omissions of such director occurring prior to the effective date of such amendment or repeal.

RESOLVED:         That, after the Effective Time, upon the surrender by CDI
                  Group, Inc. ("Group") of a stock certificate representing
                  1,000 outstanding shares of common stock, par value $0.01 per share, of the Corporation, Group shall be issued a new stock certificate representing 1,000 shares of the common stock, par value $0.01 per share, of CDI.

RESOLVED:         That the foregoing certificate surrendered to CDI (as
                  successor by merger to the Corporation) shall thereafter be cancelled.

RESOLVED:         That the proposed merger shall be submitted to the sole
                  shareholder of the Corporation for approval by written consent; and upon receiving such written consent, the merger shall be approved.

RESOLVED:         That, after the proposed merger has been approved by the sole shareholder of the Corporation, the officers of the Corporation be, and each of them hereby is, directed to execute a Certificate of Ownership and Merger setting forth a copy of the resolutions to merge the Corporation with and into CDI, and the date of adoption thereof, and to file the same with the Secretary of State of the State of Delaware, and to cause a certified copy thereof to be recorded in the office of the Recorder of Deeds of the County in the State of Delaware in which the registered office of each of the Corporation and CDI is located; and that the officers of the Corporation be, and each of them hereby is, authorized and directed to take any and all actions necessary and proper, in the judgment of said officers, to effect said merger.

         4. The Merger has been approved and adopted by the sole shareholder of the Corporation, by written consent on January 30, 1995.

         5. Notwithstanding anything to the contrary contained in this Certificate of Ownership and Merger, the Merger may be amended or terminated and abandoned by the Board of Directors of the Corporation at any time prior to the date of filing said Certificate of Ownership and Merger.

         IN WITNESS WHEREOF, NEWRXCO, INC., has caused this Certificate of Ownership and Merger to be executed by Mark H. DeBlois, its President, and attested to by Harvey P. Mallement, its Secretary, this 30th day of January, 1995.

                                                  NEWRXCO, INC.


                                                  By:
                                                      -------------------------
                                                      Mark H. DeBlois
                                                      President



[SEAL]

Attest:

By:
    ---------------------------
    Harvey P. Mallement
    Secretary